Exhibit 10.1

[Form of 2019 Director Time-Based RSU Award Agreement]

CELANESE CORPORATION
2018 GLOBAL INCENTIVE PLAN

TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
DATED [Grant Date]

<<NAME>>

Pursuant to the terms and conditions of the Celanese Corporation 2018 Global Incentive Plan, you have been awarded Time-Based Restricted Stock Units, subject to the restrictions described in this Agreement. In addition to the information included in this Award Agreement, the Participant’s name and the number of Restricted Stock Units can be found in the Grant Summary located in the electronic stock plan award administration system maintained by the Company or its designee that contains a link to this Agreement (which summary information is set forth in the appropriate records of the Company authorizing such award).

2019 RSU Award

[Number of Shares Granted] Units

This grant is made pursuant to the Time-Based Restricted Stock Unit Award Agreement dated as of [Grant Date] between Celanese and [Participant], which Agreement is attached hereto and made a part hereof.

CELANESE CORPORATION
2018 GLOBAL INCENTIVE PLAN

TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
(Non-Employee Director)

This Time-Based Restricted Stock Unit Award Agreement (the “Agreement”), is made and entered into effective as of [Grant Date] (the “Grant Date”), by and between Celanese Corporation, a Delaware corporation (the “Company”), and [Participant Name] (the “Participant”). Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Celanese Corporation 2018 Global Incentive Plan (the “2018 Plan”).
1.Time-Based RSU Award: The Company hereby grants to the Participant, pursuant to the terms of the 2018 Plan and this Agreement, an award (the “Award”) of [Number of Shares Granted] time-based Restricted Stock Units (the “RSUs”) representing the right to receive an equal number of Common Shares upon vesting. The Participant hereby acknowledges and accepts such Award upon the terms and subject to the conditions, restrictions and limitations contained in this Agreement and the 2018 Plan.

2.Vesting of Restricted Stock Units:

(a)Normal Vesting. Subject to Sections 2(b) and 2(c) below, the RSUs shall vest on <<Vest Date>> (the “Vesting Date”).

(b)Change in Control. Notwithstanding any other provision of this Agreement to the contrary, upon the occurrence of a Change in Control, the RSUs, to the extent not previously forfeited or canceled, shall immediately vest and a number of Common Shares equal to such RSUs shall be delivered to the Participant within thirty (30) days of the occurrence of such Change in Control.

(c)Termination of Service.

(i)Upon the termination of the Participant’s service with the Company as a director due to the Participant’s death or Disability, a prorated portion of RSUs will vest in an amount equal to (A) the number of unvested RSUs multiplied by (B) a fraction, the numerator of which is the number of complete and partial calendar months that have transpired from the Grant Date to the date of termination, and the denominator of which is twelve months, such product to be rounded up to the nearest whole number. The prorated number of RSUs shall vest on the applicable Vesting Date. The remaining portion of the Award shall be forfeited and cancelled without consideration.

(ii)Upon the termination of the Participant’s service with the Company as a director due to voluntary resignation prior to the next regularly scheduled meeting of the Company’s stockholders at which directors are elected, or removal for cause, the Award shall be forfeited and cancelled without consideration.

(iii)Upon the termination of the Participant’s service with the Company as a director due to retirement by reason of the Company’s Director Retirement Guideline, or for any other reason not listed in Section 2(c)(i) or (c)(ii), the Award shall vest on the Vesting Date.

3.Settlement of RSUs: Subject to Section 2 of this Agreement, and except to the extent the Participant has elected that delivery be deferred in accordance with the rules and procedures prescribed by the Board or the Compensation and Management Development Committee (which rules and procedures, among other things, shall be consistent with the requirements of Section 409A of the Code), the Company shall deliver to the Participant (or to a Company-designated brokerage account) as soon as administratively practicable following the Vesting Date (but in no event later than 2 ½ months after the Vesting Date), in complete settlement of all vested RSUs, a number of Common Shares equal to the number of vested RSUs.

4.Rights as a Stockholder: The Participant shall have no voting, dividend or other rights as a stockholder with respect to the Award until the RSUs have vested and Common Shares have been delivered pursuant to this Agreement.

5.Non-Transferability of Award: The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that the Participant may designate a beneficiary, on a form provided by the Company, to receive any portion of the Award payable hereunder following the Participant’s death.

6.Securities Laws: The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Shares issued as a result of the vesting or settlement of the RSUs, including without limitation (a) restrictions under an insider trading policy, and (b) restrictions as to the use of a specified brokerage firm for such resales or other transfers. Upon the acquisition of any Common Shares pursuant to the vesting or settlement of the RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement and the 2018 Plan. All accounts in which such Common Shares are held or any certificates for Common Shares shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Shares are then listed or quoted, and any applicable federal or state securities law, and the Company may cause a legend or legends to be put on any such certificates (or other appropriate restrictions and/or notations to be associated with any accounts in which such Common Shares are held) to make appropriate reference to such restrictions.

7.Severability: In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

8.Further Assurances: Each party shall cooperate and take such action as may be reasonably requested by either party hereto in order to carry out the provisions and purposes of this Agreement.

9.Binding Effect: The Award and this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

10.Electronic Delivery: By executing this Agreement, the Participant hereby consents to the delivery of any and all information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws), in whole or in part, regarding the Company and its subsidiaries, the 2018 Plan, and the Award via electronic mail, the Company’s or a plan administrator’s web site, or other means of electronic delivery.

11.Governing Law: The Award and this Agreement shall be interpreted and construed in accordance with the laws of the state of Delaware and applicable federal law, without regard to the conflicts of laws provisions thereof.

12.Restricted Stock Units Subject to Plan: By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the 2018 Plan and the 2018 Plan's prospectus. The RSUs and the Common Shares issued upon vesting of such RSUs are subject to the 2018 Plan, which is hereby incorporated by reference. In the event of any conflict between any term or provision of this Agreement and a term or provision of the 2018 Plan, the applicable terms and provisions of the 2018 Plan shall govern and prevail.

13.Validity of Agreement: This Agreement shall be valid, binding and effective upon the Company on the Grant Date. However, the RSUs granted pursuant to this Agreement shall be forfeited by the Participant and this Agreement shall have no force and effect if it is not duly executed by the Participant and delivered to the Company on or before <<Validity Date>>.

14.Headings: The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

15.Compliance with Section 409A of the Code: Notwithstanding any provision in this Agreement to the contrary, this Agreement will be interpreted and applied so that the Agreement does not fail to meet, and is operated in accordance with, the requirements of Section 409A of the Code. The Company reserves the right to change the terms of this Agreement and the 2009 Plan without the Participant’s consent to the extent necessary or desirable to comply with the requirements of Section 409A of the Code, the Treasury regulations and other guidance thereunder. Further, in accordance with the restrictions provided by Treasury Regulation Section 1.409A-3(j)(2), any subsequent amendments to this Agreement or any other agreement, or the entering into or termination of any other agreement, affecting the RSUs provided by this Agreement shall not modify the time or form of issuance of the RSUs set forth in this Agreement.

16.Definitions: The following terms shall have the following meanings for purposes of this Agreement, notwithstanding any contrary definition in the 2018 Plan:

(a)“Change in Control” of the Company means:

(i)    Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subparagraph, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iv) any acquisition pursuant to a transaction that complies with clauses (A), (B) or (C) in paragraph (iii) of this definition; or
(ii)    Individuals who, as of the effective date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A and the Change in Control is a “payment event” under Section 409A for such Award, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.
(b)“Disability” has the same meaning as “Disability” in the Celanese Corporation 2008 Deferred Compensation Plan or such other meaning as determined by the Board in its sole discretion.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Participant has also executed this Agreement in duplicate.

CELANESE CORPORATION

By:
Chairman and Chief Executive Officer